Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-89333) pertaining to the Amended and Restated Stock Option Plan and 1999 Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-70290) pertaining to the 2000 Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 333-44306) pertaining to the Mainbrace 1998 Stock Option Plan, the Registration Statement (Form S-8 No. 333-70210) pertaining to the Amended and Restated Stock Option Plan, the Registration Statement (Form S-8 No. 333-85340) pertaining to the Infogation Corporation 1996 Stock Option Plan; Infogation Corporation 2001 Stock Option/Stock Issuance Plan, the Registration Statement (Form S-8 No. 333-90848, as Amended) pertaining to the Amended and Restated Stock Option Plan, the Registration Statement (Form S-8 No. 333-114104) pertaining to the Amended and Restated Stock Option Plan, as Amended, and the Registration Statement (Form S-8 No. 333-116279) pertaining to the Amended and Restated Stock Option Plan, as Amended of BSQUARE Corporation of our report dated February 25, 2005, with respect to the consolidated financial statements and schedule of BSQUARE Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Seattle, Washington
March 9, 2005